Exhibit 99.1

Veea, Inc. and Plum Acquisition Corp. I Announce Letter of Intent for a Business Combination

NEW YORK, NY and SAN FRANCISCO, CA, Nov. 12, 2023 (GLOBE NEWSWIRE) -- Veea, Inc. (“Veea”), a leading digital transformation company, and Plum Acquisition Corp. I (“Plum”) (NASDAQ: PLMI), a special purpose acquisition company formed by Ursula Burns, Kanishka Roy, and Mike Dinsdale, today announced the signing of a non-binding letter of intent for a potential business combination.

Founded in 2014, Veea offers edge-to-cloud computing with its VeeaHub® smart computing hub products, multi-user devices that can replace or complement Wi-Fi Access Points (APs), IoT gateways, routers, basic firewalls, network attached storage, and other types of hubs and appliances at user premises.

Under the terms of the non-binding letter of intent, Veea and Plum would become a combined entity, with Veea’s existing shareholders exchanging their shares in Veea for equity in the combined public company. Veea and Plum expect to finalize a definitive business combination agreement in the coming weeks and plan to announce additional details at that time.

Completion of a business combination between Veea and Plum is subject to, among other things, the completion of due diligence, the negotiation of a definitive agreement providing for the transaction, the satisfaction of the conditions negotiated therein, and approval of the transaction by the board and shareholders of both Veea and Plum. There can be no assurance that a definitive agreement will be entered into or that the proposed business combination will be consummated on the terms or timeframe currently contemplated, or at all.

About Veea Inc.

Veea is redefining and simplifying secure edge computing in a way that improves application responsiveness, reduces bandwidth costs, and eliminates central cloud dependency. VeeaHub® Smart Computing Hubs™ integrate a full range of connectivity options, application processing power, and a full security stack to form an elastic edge computing platform with a dynamic connectivity and application mesh that can easily be deployed and centrally managed from the cloud. Veea Edge Services run across this application mesh to deliver secure remote access, IoT/IIoT/AIoT, and a wide range of smart applications. These elements along with a range of groundbreaking vertical-specific applications comprise the Veea Edge Platform, serving the needs of organizations across Smart Buildings, Smart Energy, Smart Cities, Smart Construction, Smart Farming, Smart Retail, and other industry verticals. Veea was formed in 2014 and is headquartered in New York City, with its engineering activities located in Bath, UK, and Iselin, New Jersey, USA, along with sales and support offices located at multiple locations throughout the US, France, South Korea, and Brazil. Veea was named by Gartner as a 2021 Cool Vendor in Edge Computing and as a Leading Smart Edge Platform in 2023.

About Plum Acquisition Corp. I

Plum Acquisition Corp. I is a special purpose acquisition company founded by Ursula Burns, Kanishka Roy, and Mike Dinsdale. Plum was formed with the mission of creating a platform, built by operators for operators, to enable great private companies to become outstanding public companies and listed stocks.

No Offer or Solicitation

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with respect to the proposed business combination, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This press release does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information and Where to Find It

If a legally binding definitive agreement with respect to the proposed business combination is executed, Plum intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a preliminary proxy statement/prospectus (the “Proxy Statement/Prospectus”). The definitive Proxy Statement/Prospectus would be mailed to Plum’s shareholders as of a record date to be established for voting on the proposed business combination. Shareholders will also be able to obtain copies of the Proxy Statement/Prospectus, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Plum Acquisition Corp. I, 2021 Fillmore St. #2089, San Francisco, California 94115. Plum urges investors, shareholders and other interested persons to carefully read, when available, the preliminary and definitive Proxy Statement/Prospectus as well as other documents filed with the SEC in connection with the proposed business combination as they become available because they will contain important information about the proposed business combination.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, the anticipated signing of a definitive business combination agreement between Veea and Plum, the terms and timing of the agreement, and the market for Veea’s products and technology. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Veea’s and Plum’s management teams and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, are beyond the control of Veea and Plum, and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” in Plum’s Annual Report for the year ended December 31, 2022, which was filed with the SEC on April 17, 2023, and in the other documents that Plum has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that neither Veea nor Plum presently know or that Veea and Plum currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements. While Veea and Plum may elect to update these forward-looking statements, Veea and Plum specifically disclaim any obligation to do so, except as required by law.

Contacts:

contact@plumpartners.com